UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2009, StarTek, Inc. executed a Stipulation of Settlement (“Stipulation”) with lead plaintiffs to settle its federal securities class-action lawsuit, West Palm Beach Firefighters’ Pension Fund v. StarTek, Inc., Civil Action No. 05-cv-01265-WDM-MEH (the “Litigation”), which is currently pending in the United States District Court for the District of Colorado (the “Court”).

Under the terms of the Stipulation, defendants will pay $7.5 million to completely resolve the Litigation, in exchange for a release of all claims by lead plaintiffs and class members and a dismissal of the Litigation with prejudice. StarTek’s primary insurance carrier will contribute $6.9 million and StarTek will contribute $600,000 to the Settlement Fund (as defined in the Stipulation). The settlement as set forth in the Stipulation is subject to various conditions, including preliminary approval by the Court, notice to the class members, a final hearing, and final approval by the Court.  For more information regarding the Litigation, please refer to Item 3–Legal Proceedings in StarTek’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

The Company also issued a press release today announcing the Stipulation, a copy of which is attached as Exhibit 99.1.  The information in Exhibit 99.1 is incorporated herein by reference.  The information in Item 1.01 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ David G. Durham	Date: July 21, 2009
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 21, 2009, announcing that StarTek, Inc. has executed a stipulation of settlement in its federal securities class-action lawsuit.